EXHIBIT 2























                        INVESTMENT AGREEMENT
                                 BY
                            AND BETWEEN
                         MALLINCKRODT, INC.
                                AND
                     MOLECULAR BIOSYSTEMS, INC.



                    DATED AS OF DECEMBER 7, 1988

                          TABLE OF CONTENTS
                          -----------------

                                                                Page
                                                                ----
ARTICLE 1  DEFINITIONS
    1.01  Affiliate..............................................-1-
    1.02  Agreement..............................................-1-
    1.03  Balance Sheet..........................................-1-
    1.04  Balance Sheet Date.....................................-2-
    1.05  Business Day...........................................-2-
    1.06  Closing................................................-2-
    1.07  Commission.............................................-2-
    1.08  Common Stock...........................................-2-
    1.09  Distribution Agreement.................................-2-
    1.10  Employee Plans.........................................-2-
    1.11  ERISA..................................................-2-
    1.12  Exchange Act...........................................-2-
    1.13  Holder or Holders......................................-2-
    1.14  Indebtedness...........................................-2-
    1.15  Mallinckrodt...........................................-3-
    1.16  MBI....................................................-3-
    1.17  Intentionally Left Blank...............................-3-
    1.18  Person.................................................-3-
    1.19  Registrable Shares.....................................-3-
    1.20  Registration Expenses..................................-3-
    1.21  Registration Statement.................................-3-
    1.22  Reportable Event.......................................-3-
    1.23  Restricted Payments....................................-3-
    1.24  Securities Act.........................................-3-
    1.25  Subsidiary.............................................-3-

ARTICLE 2  PURCHASE AND SALE OF COMMON STOCK
    2.01  Common Stock...........................................-4-
    2.02  Purchase Price.........................................-4-
    2.03  Stock Certificate......................................-4-

ARTICLE 3  REPRESENTATIONS AND WARRANTIES
    3.01  Organization, Subsidiary...............................-4-
    3.02  Authorization and Binding Effect.......................-5-
    3.03  Consolidated Financial Statements: Other
          Information............................................-5-
    3.04  Litigation.............................................-6-
    3.05  Real and Personal Property Leased......................-6-
    3.06  Access to Real Property................................-6-
    3.07  Personal Property Owned................................-6-
    3.08  Condition of Real and Personal Property................-6-
    3.09  Material Contracts.....................................-7-
    3.10  Accounts Receivable: Inventories.......................-8-
    3.11  Taxes..................................................-8-
    3.12  Investment Company.....................................-8-
    3.13  Fringe Benefits and Personal Service Agreements........-8-
    3.14  Capitalization.........................................-9-
    3.15  Compliance With Instruments, Laws; Governmental
          Authorizations........................................-10-
    3.16  Insurance.............................................-11-
    3.17  Patents, Trademarks and Technology Rights.............-11-
    3.18  Certain Transactions..................................-12-
    3.19  Absence of Changes....................................-12-
    3.20  Restrictions on Personnel.............................-13-
    3.21  Certain Payments......................................-13-
    3.22  Disclosure............................................-13-
    3.23  Brokers...............................................-14-

ARTICLE 4  CONDITIONS PRECEDENT TO PURCHASE OF COMMON STOCK
    4.01  Opinion of Counsel....................................-14-
    4.02  Representations and Warranties True and Correct.......-14-
    4.03  Closing Certificates..................................-14-
    4.04  Proceedings Satisfactory to Mallinckrodt..............-14-

ARTICLE 5  AFFIRMATIVE COVENANTS
    5.01  Annual Audited Consolidated Financial Statements......-15-
    5.02  Periodic Consolidated Financial Statements............-15-
    5.03  Audit Reports.........................................-15-
    5.04  Books and Records.....................................-15-
    5.05  Board of Directors' Representation....................-15-
    5.06  Meeting and Minutes...................................-16-

ARTICLE 6  ANTI-DILUTION RIGHTS AND LIMITATIONS ON OWNERSHIP
    6.01  Anti-Dilution Rights..................................-16-
    6.02  Private Offering......................................-16-
    6.03  Public Offering.......................................-17-
    6.04  Stock Options.........................................-17-
    6.05  Limitations...........................................-18-
    6.06  Limitations on Mallinckrodt's Ownership...............-18-

ARTICLE 7  RIGHTS OF FIRST REFUSAL
    7.01  General Limitation on Transfer........................-19-
    7.02  Transfer Notice.......................................-19-
    7.03  Exercise by MBI.......................................-19-
    7.04  Procedures............................................-19-
    7.05  Survival..............................................-20-

ARTICLE 8  REGISTRATION RIGHTS
    8.01  MBI Registration......................................-20-
    8.02  Obligations of MBI....................................-21-
    8.03  Holders' Obligation to Furnish Information............-23-
    8.04  Expenses of Registration..............................-23-
    8.05  Indemnification.......................................-23-
    8.06  Reports Under Exchange Act............................-25-
    8.07  Certain Limitations in Connection with Future
          Grants of Registration Rights; Priority with
          Other Shares Entitled to Registration Rights..........-25-

ARTICLE 9  REPRESENTATIONS OF MALLINCKRODT
    9.01  Investment Purpose....................................-25-
    9.02  Authorization and Binding Effect......................-26-
    9.03  Brokers...............................................-26-

ARTICLE 10  MISCELLANEOUS
   10.01  Survival of Representations and Warranties............-26-
   10.02  Intentionally Left Blank..............................-26-
   10.03  Assignment............................................-26-
   10.04  Notice................................................-26-
   10.05  Governing Law.........................................-27-
   10.06  Validity of Agreement.................................-27-
   10.07  Waiver................................................-27-
   10.08  Entire Agreement......................................-28-
   10.09  Headings and References; Incorporation of
          Exhibits..............................................-28-
   10.10  Counterparts..........................................-28-

(*Asterisk indicates registered trademark.)

                         INVESTMENT AGREEMENT


    This Investment Agreement, is made as of the 7th day of December, 1988, by and between MALLINCKRODT, INC., a Delaware corporation with an address at 675 McDonnell Blvd., P.O. Box 5840, St. Louis, Missouri 63134 ("Mallinckrodt"), and MOLECULAR BIOSYSTEMS, INC., a Delaware corporation with an address at 10030 Barnes Canyon Road, San Diego, California 92121 ("MBI").

                               RECITALS
                               --------

    1. MBI is engaged in activities to commercialize certain valuable technology relating to products which are designated by MBI as "ALBUNEX*" and owns or controls certain patents and patent applications related thereto.

    2. ALBUNEX is not now commercially available, but the parties contemplate that ALBUNEX will become commercially available in the near future.

    3. Mallinckrodt desires to invest in MBI to provide capital to commercialize ALBUNEX and to provide its regulatory and marketing expertise.

    NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties agree as follows:

                              ARTICLE 1
                             DEFINITIONS
                             -----------
    As used in this Agreement, the following terms shall have the meanings specified below:

         1.01 "Affiliate" shall mean with respect to a corporation, association, partnership, individual, trust or unincorporated organization, any other corporation, association, partnership, individual, trust or unincorporated organization that, directly or indirectly, controls, is controlled by or under common control with such corporation, association, partnership, individual, trust or unincorporated organization.

         1.02 "Agreement" shall mean this Investment Agreement, as amended from time to time.

         1.03 "Balance Sheet" shall mean the March 31, 1988, balance sheet of MBI.

         1.04 "Balance Sheet Date" shall mean March 31, 1988.

         1.05 "business day" shall mean any day of the week except Saturday, Sunday and any legal holiday observed by a national banking association or one of the parties.

         1.06 "Closing" shall mean on or before December 14, 1988, at such time and place as Mallinckrodt and MBI may agree.

         1.07 "Commission" shall mean the Securities and Exchange
Commission, or any other federal agency at the time administering the Securities Act.

         1.08 "Common Stock" shall mean all shares of common stock of MBI issued to Mallinckrodt pursuant to this Agreement.

         1.09 "Distribution Agreement" shall mean the Distribution Agreement dated the date hereof by and between Mallinckrodt and MBI.

         1.10 "Employee Plans" shall mean the employee benefit plans described in Section 3.13.

         1.11 "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

         1.12 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

         1.13 "Holder" or "Holders" shall mean Mallinckrodt and its Affiliates.

         1.14 "Indebtedness" of any Person shall mean all obligations of such Person which in accordance with generally accepted accounting principles are normally classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (b) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale, or other title retention agreement with respect to property where remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property and (d) capitalized rentals.

         1.15 "Mallinckrodt" shall mean Mallinckrodt, Inc., a
Delaware corporation.

         1.16 "MBI" shall mean Molecular Biosystems, Inc., a Delaware corporation.

         1.17 Intentionally Left Blank.

         1.18 "Person" shall mean a corporation, association, partnership, individual, trust, unincorporated organization and a government agency or political subdivision thereof.

         1.19 "Registrable Shares" shall mean (i) the Common Stock, and (ii) any other shares of common stock of MBI owned by Mallinckrodt or issued in respect of the Common Stock (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events), provided however, that shares of Common Stock that are Registrable Shares shall cease to be Registrable Shares upon any sale pursuant to a Registration Statement, Section 4(1) of the Securities Act or Rule 144 under the Securities Act.

         1.20 "Registration Expenses" shall mean the expenses described in Section 8.04 of this Agreement.

         1.21 "Registration Statement" shall mean a registration statement filed by MBI with the Commission for a public offering and sale of securities of MBI (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

         1.22 "Reportable Event" shall mean a reportable event as that term is defined in Title IV of ERISA.

         1.23 "Restricted Payments" shall mean dividends or other distributions in respect of the stock of MBI or its Subsidiary (except intercorporate dividends and dividends payable solely in stock of MBI) and purchases, redemptions and other acquisitions, direct or indirect, of stock of MBI or any Subsidiary.

         1.24 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

         1.25 "Subsidiary" shall mean as of a particular date any corporation more than 50% of whose outstanding stock having ordinary voting power for the election of directors shall at the time be owned or controlled by Mallinckrodt or MBI or by a Subsidiary of either party.

                              ARTICLE 2
                   PURCHASE AND SALE OF COMMON STOCK
                   ---------------------------------

         2.01 Common Stock. At the Closing, MBI will issue and sell, and Mallinckrodt will purchase the Common Stock subject to the terms and conditions set forth in this Agreement.

         2.02 Purchase Price. The aggregate purchase price of the Common Stock shall be $2,999,997 United States dollars in immediately available funds to be delivered by Mallinckrodt to MBI at the Closing. The price per share shall be $16.50.

         2.03 Stock Certificate. At the Closing, MBI shall deliver to Mallinckrodt one stock certificate registered in Mallinckrodt's name representing the Common Stock.

                              ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES
                    ------------------------------

    In order to induce Mallinckrodt to purchase the Common Stock described in Article 2, MBI represents and warrants to Mallinckrodt as follows:

         3.01 Organization, Subsidiary. MBI is a corporation legally organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to carry on its business as now conducted and as proposed to be conducted and to own or lease and operate its properties. MBI's sole Subsidiary, Syngene, Inc., is a corporation legally organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to carry on its business as now conducted and as proposed to be conducted and to own, lease and operate its properties. MBI owns all of the issued and outstanding stock of Syngene, Inc. free and clear of all liens, claims, security interests or encumbrances. MBI and its Subsidiary are duly licensed or qualified to do business and are in good standing in every jurisdiction in which the nature of its business or the ownership of their properties require such qualification. Except for cash equivalents and marketable securities held for investment purposes, MBI does not control, or have any contract or commitment to own or control, any capital stock, bonds or other securities of and does not have a proprietary interest in, any corporation, partnership, proprietorship or other business organization. MBI and its Subsidiary have delivered to Mallinckrodt complete and correct copies of their Certificates of Incorporation and By-Laws as amended and in effect on the date hereof.

         3.02 Authorization and Binding Effect. The execution and delivery of this Agreement and the performance by MBI of its obligations hereunder are within MBI's corporate power, have been duly authorized by proper corporate action on the part of MBI, are not in violation of, or constitute a default under any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the Certificate of Incorporation or By-Laws of MBI or the terms of any agreement, restriction or undertaking to which MBI is a party or by which it is bound, and do not require the approval or consent of the shareholders of MBI, any governmental body, agency or authority or any other person or entity.

         3.03 Consolidated Financial Statements: Other Information. MBI has previously delivered to Mallinckrodt true, accurate and complete copies of the following documents, including, the exhibits and schedules thereto:

              (i) Annual Report on Form 10-K for the year ended March 31, 1988 as filed with the Commission, which contains the audited consolidated balance sheets of MBI as of March 31, 1986, 1987 and 1988, and audited consolidated statements of operations, cash flows and shareholders' investment for the years ended March 31, 1986, 1987 and 1988 (together the "Financial Statements"), certified by Arthur Andersen & Co. and heretofore furnished to Mallinckrodt, which were pre-pared in accordance with generally accepted principles of accounting consistently applied throughout the periods involved, and to the best of MBI's knowledge, are correct and complete and fairly present the financial condition of MBI, as of those dates and the results of its operations for the years then ended;

              (ii) Quarterly Report on Form 10-Q for the three months ended June 30, 1988, as filed with the Commission;

              (iii) Proxy statement in definitive form for its 1988 annual meeting of stockholders as filed with the Commission (the "Proxy Statement"); and

              (iv)  Unaudited Consolidated Balance Sheet, dated
         September 30, 1988 (the "Unaudited Balance Sheet").

    Except for a registration statement filed on Form S-8 on September 30, 1988, MBI has filed no other reports or registration statements with the Commission since June 30, 1988. MBI has timely filed all reports and other documents required to be filed by it under the Exchange Act, the Securities Act, and any applicable state securities or corporation statutes and regulations. The documents provided pursuant to this Section 3.03 did not contain at the time of filing thereof any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.04 Litigation. To the best of MBI's knowledge, except as set forth in MBI's March 31, 1988 Form 10-K, there are no judicial or administrative actions, suits, proceedings or investigations pending or threatened against MBI or in respect to the business, condition, properties, assets or operations of MBI or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and to the best of MBI's knowledge, no facts exist which would constitute a basis for any such action, suit, proceeding or investigation, which if concluded adversely against MBI would have a materially adverse affect on the business or financial condition of MBI.

         3.05 Real and Personal Property Leased.   MBI does not own
any real property. To the best of MBI's knowledge, all material contracts, agreements, leases and commitments with respect to real or personal property to which MBI is a party are legally valid and binding and in full force and effect, and there are no material defaults thereunder. None of the rights of MBI under any such leasehold or other interest in such property will be materially impaired by the consummation of the transaction contemplated by this Agreement. MBI enjoys peaceful and undisturbed possession under all material leases under which it operates.

         3.06 Access to Real Property.   To the best of MBI's
knowledge, neither the whole nor a portion of any real property leased or occupied by MBI has been condemned, requisitioned or otherwise taken by any public authority, and to the best of MBI's knowledge, no such condemnation, requisition or taking is threatened or contemplated.

         3.07 Personal Property Owned.   Except as specifically
disclosed on the Balance Sheet and footnotes thereto, MBI has good, indefeasible and marketable title to all personal property which it purports to own including, but not limited to, that reflected on the Balance Sheet (except as disposed of since the Balance Sheet Date in the ordinary course of business), and, except as may be reflected on UCC-1 statements filed in the appropriate office in the State of California, free and clear of all security interests, liens, encumbrances and restrictions.

         3.08 Condition of Real and Personal Property. All buildings and other structures and all machinery, equipment, tools, dies, fixtures, vehicles, spare parts and other properties owned, leased or used by MBI are, to the best of MBI's knowledge, in good operating condition and repair and are adequate and sufficient for all material operations conducted by it. To the best of MBI's knowledge, none of the real or personal properties owned, leased, occupied or operated by MBI, or the ownership, leasing, occupancy or operation thereof, is in violation of any law or any zoning, environmental or other ordinance, code, rule or regulation, where such violation would have a materially adverse affect on the business or financial condition of MBI, and no notice from any governmental body or other person has been served upon MBI or, to the best of MBI's knowledge, upon any property owned, leased, occupied or operated by MBI claiming any material violation of any such law, ordinance, code, rule or regulation or requiring, or calling attention to the need for, any work, repairs, construction, alterations or installation on or in connection with such property which has not been complied with, where failure to comply therewith would have a materially adverse affect on the business or financial condition of MBI.

         3.09 Material Contracts. Except as disclosed in the Financial Statements and MBI's March 31, 1988 Form 10-K, Appendix 3.09 contains a complete and correct list as of the date hereof of all material agreements, contracts and commitments of the following types, written or oral, to which MBI is a party or by which it or any of its property is bound as of the date hereof: (a) mortgages, indentures, security agreements and other agreements and instruments including guarantees relating to the borrowing of money by or extension of credit to MBI; (b) bonus, profit sharing, compensation, stock purchases, stock option, pension, insurance, retirement, deferred compensation or other plans, agreements, trusts, funds or arrangements for the benefit of employees (whether or not legally binding); (c) licenses of patent, trademark and other intellectual property rights;
(d) agreements or commitments for capital expenditures (other than agreements or commitments relating to the expansion of MBI's current facilities); (e) joint venture agreements and partnership agreements in which MBI or any Affiliate is a limited or general partner or joint venturer and all management agreements, development agreements, operating agreements and other commitments and agreements relative thereto; and (f) material agreements with distributors, sales representatives or other agents concerning the marketing, distribution or sale of products of MBI. To the best of MBI's knowledge, such material agreements, contracts and commitments are in full force and effect and, to the best of MBI's knowledge, all parties to such material agreements, contracts and commitments have performed all obligations required to be performed by them to date, are not in default and do not have a right of rescission relative thereto. MBI does not have outstanding powers of attorney, except routine powers of attorney relating to representation before governmental agencies or given in connection with qualification to conduct business in another jurisdiction. No employees of MBI are covered by any collective bargaining agreement.

         3.10 Accounts Receivable: Inventories. The accounts receivable reflected in the Unaudited Balance Sheet (except those collected since June 30, 1988 in the ordinary course of business) and such additional accounts receivable as are reflected on the books of MBI on the date of Closing have arisen in the ordinary course of business. Since the date of the Unaudited Balance Sheet to the date of Closing, there have been no material changes in the amount of accounts receivable or such allowances from that reflected in the Unaudited Balance Sheet.

         3.11 Taxes. MBI has filed when due all federal, state and local income and other tax returns, reports and declarations which are required to have been filed by it and has, to the best of MBI's knowledge, paid all taxes which have become due pursuant thereto and all other taxes, assessments and other governmental charges imposed by law upon it or any of its properties, assets, income, receipts, payrolls, transactions, capital, net worth or franchises other than those not delinquent. All such tax returns are complete and correct in all material respects as filed. To the best of MBI's knowledge, there is no tax lien upon any property or asset of MBI, whether owned or leased, except for liens for taxes not yet payable. To the extent that tax liabilities have accrued on or before the Balance Sheet Date but have not become payable, to the best of MBI's knowledge, they have been adequately reflected as liabilities on the Balance Sheet and adequate provision for payment thereof has been made. There have been no examinations by any state or federal taxing authority of the books and financial statements of MBI. The accruals and reserves for federal, state or local taxes, as shown on the Balance Sheet are adequate in the opinion of MBI has not granted any waiver of any statute of limitation with respect to, or any extension of a period for the assessment of, any federal, state or local tax. To the best of MBI's knowledge, MBI has withheld and duly paid to the appropriate governmental authority all taxes required to be withheld by it pursuant to any ordinance, statute or other law.

         3.12 Investment Company. MBI is not an "Investment Company" or a company controlled by an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended.

         3.13 Fringe Benefits and Personal Service Agreements. MBI does not maintain or contribute to, nor is it a Plan Administrator (as defined in ERISA) of, any Employee Pension Benefit Plan or any Employee Welfare Benefit Plan (as such terms are defined in Title I of ERISA) except for MBI's 401K plan and medical, group term life and long term disability insurance provided for current employees of MBI. Except for the Employee Plans described in MBI's March 31, 1988 Form 10-K or Proxy Statement, MBI does not maintain, sponsor, and is not Plan Administrator of, any of the following types of plans, arrangements or practices for or on behalf of any officer, director or employee of MBI: pension, retirement, profit sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership, material severance pay or welfare plan or any other Employee Pension Benefit Plan or Employee Welfare Benefit Plan of any kind or any combination of the foregoing. Except as described in MBI's March 31, 1988 Form 10-K or Proxy Statement, MBI does not have
(1) any deferred compensation, stock bonus, stock option, cash bonus, severance pay, vacation or other similar material plan, arrangement or practice, which, though not an Employee Pension Benefit Plan or an Employee Welfare Benefit Plan, constitutes a fringe benefit for any officer, director or employee of MBI; or (2) any material written management, employment, consulting, agency or other material written agreement or commitment for personal services to be rendered by any person (including, without limitation, any dealer, distributor or sales representative agreement or any agreement with respect to accounting, legal, investment banking (except for Vector Securities International, Inc.) or advertising services). The Employee Plans have been authorized by the Board of Directors or Executive Committee of the Board of Directors of MBI and those Employee Plans which are qualified plans are qualified in form and operation under Sections 401(a) and 501(a) of the Internal Revenue Code. All reports, filings and other documents with respect to the Employee Plans required to be filed or distributed under ERISA, including without limitation, all returns and reports to be filed with the Department of Labor, Internal Revenue Service and Pension Benefit Guaranty Corporation, and all distributions to participants, beneficiaries and others, have been made on a proper and timely basis. No Reportable Event (within the meaning of the Section 4043(b) of ERISA) has occurred with respect to any Employee Plan as to which MBI was required to file a report with the Pension Benefit Guaranty Corporation, and no material unfunded liability exists under any Employee Plan. None of the Employee Plans meet the definition of a "Multiemployer plan" under ERISA as amended by The Multiemployer Pension Plan Amendments Act of 1980, Pub. L. No. 96-364, as amended. No action will be taken by MBI prior to the date of Closing with respect to terminating any Employee Plan. MBI is not a party to any pending, or to the best of the knowledge of MBI, threatened action, claim, suit or proceeding by any person or governmental instrumentality concerning the Employee Plans. All payments due from MBI (on account of employment contracts or otherwise) for Employee Plans and employee health and welfare insurance have been paid for all periods ended on or prior to March 31, 1988, or for the period since April 1, 1988 through the date of Closing, accrued as a liability on the books of MBI in accordance with generally accepted accounting principles consistently applied.

         3.14 Capitalization. The total number of shares of capital stock, all of which is voting common stock of one class and not divided into any series or other subdivisions, and the par value thereof which MBI is authorized to issue and the number of such shares which are issued and outstanding immediately prior to Closing are as follows:

                                                 Issued and
         Authorized             Par              Outstanding
           Shares              Value               Shares
         ----------            -----             -----------

         20,000,000            $.01               9,031,916


The issued and outstanding shares of MBI have been duly and validly issued and are fully paid and nonassessable, and the Common Stock, when issued, will be duly and validly issued and fully paid and nonassessable. MBI holds no shares of its common stock in its treasury. Except as disclosed in Appendix 3.14, there are no outstanding options, warrants or other rights in existence, other than under this Agreement, to acquire from MBI any of its shares of capital stock. Since the Balance Sheet Date there have been no dividends, Restricted Payments or other distributions declared or paid in respect of the shares of capital stock of MBI.

         3.15 Compliance With Instruments, Laws; Governmental Authorizations. MBI is not in violation of any term or provision of its Certificate of Incorporation or By-Laws or, to the best of MBI's knowledge, any governmental license or permit or in violation or default under any material contract, agreement or other instrument or, to the best of MBI's knowledge, subject to enforcement or threat of enforcement or in violation of any statute, law, ordinance, rule, regulation, judgment, order, decree, permit, concession, grant, franchise, license or other governmental authorization or approval or, to the best of MBI's knowledge, applicable to it or to any of its properties or operations. All material permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of MBI have been duly obtained and are in full force and effect, and, to the best of MBI's knowledge, there are no proceedings pending or threatened which may result in the revocation, cancellation or suspension, or any adverse modification, of any permit, concession, grant, franchise, license or other governmental authorization which would have a materially adverse affect on the business or financial condition of MBI. To the best of MBI's knowledge, there have been no citations, fines or penalties heretofore assessed against MBI and MBI has complied with in all material respects any and all federal, state or local laws, including but not limited to laws relating to air or water pollution, solid waste disposal or other environmental protection matters, or relating to occupation, health or safety, and, to the best of MBI's knowledge, no such citations, fines or penalties have been assessed or have been threatened since the Balance Sheet Date or are now being threatened. To the best of MBI's knowledge, there exists no default nor has any act or omission occurred which, with the giving of notice or the passage of time, would constitute a default under the provisions of any instrument evidencing Indebtedness or liability or any agreement relating thereto or any other agreement or instrument to which MBI is a party, and which would have a materially adverse affect on the business or financial condition of MBI.

         3.16 Insurance. MBI maintains insurance on its properties, business and personnel, with responsible companies in such amounts and against such risks as MBI deems reasonably advisable. All insurance policies maintained by MBI are in full force and effect, all premiums due thereon have been paid or are not delinquent, and MBI has complied with the provisions of such policies. MBI has not, within the last three fiscal years, had any application for insurance rejected or any insurance policy cancelled or withdrawn, which has resulted in MBI failing to have insurance in such amounts as MBI reasonably determines to be acceptable.

         3.17 Patents, Trademarks and Technology Rights.

              (a) All of MBI's United States patents, trademarks, trade names, service marks, copyrights, and pending United States applications for such patents, trademarks, trade names, service marks, trade designations and copyrights are described in Appendix 3.17.

              (b) To the best of MBI's knowledge, MBI and its successors and assigns have a right (1) to practice all processes and process steps as now practiced or planned to be practiced by MBI, and
(2) to make, use and sell throughout the world, intermediate and other products now made, used or sold or planned to be made, used or sold by MBI without substantial risk of infringement of any right, interest, or patent of any third party.

              (c) MBI owns and possesses, or is licensed as to, all patents, trademarks, copyrights and such pending applications therefor and trade secrets, technologies, know-how, processes and other proprietary rights necessary for conducting its business operations.

              (d) MBI does not have knowledge of, or any reason to believe that there exists, any contest, litigation, infringement, fraud, misappropriation, or misuse, pending, threatened.or in prospect of, any patent, trademark, trade name, service mark, copyrights, application therefore, or any license or agreement therefor (including but not limited to the License Agreement dated as of November 5, 1986 between MBI and Steven B. Feinstein, M.D., as amended) which is necessary for or related to the conduct of its business.

         3.18 Certain Transactions. To the best of MBI's knowledge, no Affiliate of MBI is presently a party to any material transaction with MBI (other than for services as employees, officers and directors), including, without limitation, any material contract, agreement or other material arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any such Affiliate or any member of a family of any Affiliate. To the best of MBI's knowledge, no Affiliate is an official or employee of or is otherwise connected with any labor organization having dealings with MBI. To the best of MBI's knowledge, no Affiliate of MBI owns or controls, directly or indirectly, in whole or in part, any property, asset or right, tangible or intangible (including but not limited to, any patent, trademark, service mark, trade name, brand name, copyright, or pending application for any patent, trademark, service mark, or copyright, invention, process, know-how, formula, design or trade secret), which is associated with any property, asset or right owned by MBI or which MBI is presently operating or using or the use of which is necessary for its business.

         3.19 Absence of Changes.   Since the Balance Sheet Date,
except as disclosed on MBI's March 31, 1988 Form 10-K, the registration statement filed on Form S-8 on September 30, 1988 or as specified in Appendix 3.19, MBI has not:

              (a) undergone any changes in its condition (financial or other), properties, assets, liabilities, business or operations which are in the aggregate materially adverse;

              (b)  declared, set aside, made or paid any Restricted
Payment;

              (c) incurred any Indebtedness or issued or sold any debt securities except for Indebtedness incurred in connection with the purchase of property in the ordinary course of business which in the aggregate is not materially adverse to MBI;

              (d) mortgaged, pledged, licensed, sublicensed or subjected to any lien, lease, security interest or other charge or encumbrance any of its properties or assets, tangible or intangible (including but not limited to the License Agreement dated as of November 5, 1986 between MBI and Steven B. Feinstein, M.D., as amended);

              (e) acquired or disposed of any assets or properties (except for common stock of MBI) in any transaction with any officer, director or shareholder or acquired or disposed of any assets or properties (except for sales of inventory in the ordinary course of business) of material value in any transaction with any other person;

              (f) forgiven or cancelled any debts or claims, or waived any rights except in the ordinary course of business which in the aggregate is not materially adverse to MBI;

              (g) adopted, or amended in any material respect, any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of employees (whether or not legally binding);

              (h) suffered any damage, destruction or loss (whether or not covered by insurance) which in the aggregate materially adversely affects the financial condition, properties, assets, business or operations of MBI;

              (i) suffered any strike or, to the best of MBI's knowledge, other organized labor trouble which adversely affects MBI relations with its employees or, to the best of MBI's knowledge, has been the subject of any effort to organize its workforce, or any part thereof, into a bargaining unit; or

              (j) incurred any liability or obligation (whether absolute, accrued, contingent or otherwise), exceeding, in any case, or in the aggregate, $1,000,000.

         3.20 Restrictions on Personnel.   No officer or employee of
MBI has entered into any agreement which is now in effect with any person, corporation, partnership or business organization other than MBI (a) requiring such officer or employee to assign any interest in any invention or trade secrets developed while employed by MBI or (b) containing any prohibition or restriction of competition or solicitation of customers which if enforced against such officer or employee would have a materially adverse affect on the business or financial condition of MBI.

         3.21 Certain Payments.  Neither the Internal Revenue
Service, the Commission nor any other federal, state, local or foreign government agency or entity has, to the best of MBI's knowledge, initiated or threatened any investigation of any payments made by MBI and alleged to have been of the type covered by Section 162(c) of the Internal Revenue Code.

         3.22 Disclosure. Neither this Agreement nor any exhibit or schedule hereto, nor any statement, list or certificate delivered to Mallinckrodt pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein in the context in which they were made not misleading.

         3.23 Brokers. This Agreement was not induced or incurred through any person, firm or corporation acting as a broker or finder except for Vector Securities International, Inc. MBI agrees to hold Mallinckrodt harmless from any loss, damage, cost or expense resulting from any claim by any person, firm or corporation, including Vector Securities International, Inc., based upon any such person, firm or corporation having acted as a broker or finder for MBI or any other Person in connection with the transaction contemplated by this Agreement.

                              ARTICLE 4
            CONDITIONS PRECEDENT TO PURCHASE OF COMMON STOCK
            ------------------------------------------------

    The obligation of Mallinckrodt to purchase the Common Stock described in Article 2, is at the option of Mallinckrodt, subject to the satisfaction of the following conditions:

         4.01 Opinion of Counsel. Mallinckrodt shall have received an opinion addressed to Mallinckrodt and dated as of the Closing, of Johnson and Colmar, counsel for MBI, satisfactory in substance and form to Mallinckrodt and its counsel.

         4.02 Representations and Warranties True and Correct. The representations and warranties in Article 3 hereof shall be true and correct on the date of Closing. Mallinckrodt shall have received from the President of MBI an officer's certificate to the foregoing effect dated as of the Closing.

         4.03 Closing Certificates. Mallinckrodt shall have received copies, certified by the Secretary or Assistant Secretary of MBI to be true and correct and in full force and effect, of (a) the Certificate of Incorporation and By-Laws of MBI; (b) resolutions of the Board of Directors of MBI authorizing the issuance of the Common Stock, the execution and delivery of this Agreement and any other documents to be executed by or on behalf of MBI pursuant to this Agreement; and (c) a statement containing the names and titles of the officer or officers of MBI authorized to sign this Agreement and other documents required by this Agreement, together with true signatures of such officers.

         4.04 Proceedings Satisfactory to Mallinckrodt.   All
proceedings taken in connection with the transaction contemplated by this Agreement and all instruments, authorizations and other documents applicable thereto shall be satisfactory in form and content to Mallinckrodt and Mallinckrodt shall have received copies of all such documents reasonably required by it.


                              ARTICLE 5
                        AFFIRMATIVE COVENANTS
                        ---------------------

    So long as Mallinckrodt is the exclusive distributor of ALBUNEX (as defined in the Distribution Agreement), MBI covenants that it will:

         5.01 Annual Audited Consolidated Financial Statements. Furnish to Mallinckrodt within 90 days after the end of each fiscal year an audited consolidated balance sheet of MBI as of the close of such fiscal year and related audited consolidated statements of operations, cash flows and shareholders' investment for such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail, prepared in accordance with generally accepted principles of accounting applied on a consistent basis, certified with an unqualified opinion by a nationally recognized or major regional independent certified public accountant selected by MBI. The annual audited financial statements, and the financial statements described in Section 5.02, shall be furnished in consolidated form for MBI and all Subsidiaries which it may have at the time.

         5.02 Periodic Consolidated Financial Statements. Furnish to Mallinckrodt promptly upon preparation (a) monthly financial statements, if any, provided to the President or Chairman of the Board of MBI, (b) quarterly financial statements provided to the President or Chairman of the Board of MBI, and (c) Quarterly Reports on Form 10-Q as filed with the Commission.

         5.03 Audit Reports. Furnish to Mallinckrodt, promptly upon receipt, copies of all detailed audit reports submitted to MBI by independent accountants in connection with each annual audit of the books of MBI and copies of any and all management reports and recommendations given by its independent accountants to MBI if such management reports and recommendations relate to or question the viability of MBI to manufacture or sell ALBUNEX or relate to or question the viability of MBI to conduct its business as an on-going concern.

         5.04 Books and Records. Keep proper, complete and accurate books of record and account and, at Mallinckrodt's request, meet with Mallinckrodt from time to time at a reasonably convenient time and place for both parties to discuss the financial condition of MBI.

         5.05 Board of Directors' Representation. Upon meeting the milestone as set forth in Section 4.01(c) of the Distribution Agreement, cause its management (a) to recommend to MBI's Board of Directors and shareholders, if necessary, that MBI's By-laws be amended to increase by one person the number of directors that constitutes its Board of Directors, and (b) upon a vacancy on the Board of Directors, or at the next earliest election for a seat on the Board of Directors, nominate and recommend the election to MBI's Board of Directors of one representative designated by Mallinckrodt and acceptable to MBI, which acceptance shall not be unreasonably withheld. For purposes of this Section 5.05, meeting the milestone as set forth in Section 4.01(c) of the Distribution Agreement shall mean the date the obligation to make the payments required thereunder commences and not when all required payments have been made.

         5.06 Meeting and Minutes. Furnish to Mallinckrodt promptly upon preparation a copy of the minutes of each directors' meeting and each shareholders' meeting.

                              ARTICLE 6
          ANTI-DILUTION RIGHTS AND LIMITATIONS ON OWNERSHIP
          -------------------------------------------------

         6.01 Anti-Dilution Rights. If at any time MBI agrees to sell shares of its common stock or other voting securities ("MBI Securities") in a private or public offering, Mallinckrodt shall have the right, but not the obligation, to acquire all or any portion of the MBI Securities sufficient for Mallinckrodt to maintain after the offering the same percentage of ownership of issued and outstanding MBI Securities that Mallinckrodt possessed immediately prior to the offering (the "Pre-Offering Percentage").

         6.02 Private Offering. With respect to a private offering, MBI shall within five (5) business days after the execution of any agreement entered into in connection with such private offering notify Mallinckrodt in writing of the proposed offering and provide Mallinckrodt with copies of all related documentation, including, for example, any letter of intent and the final contract. Mallinckrodt shall have twenty (20) business days from the date of receipt of MBI's notice in which to advise MBI whether Mallinckrodt elects to exercise its rights under Section 6.01. If Mallinckrodt does not respond, or if Mallinckrodt indicates that it will not exercise its rights, Mallinckrodt shall be considered irrevocably to have waived its rights under Section 6.01 with respect to the private offering. If Mallinckrodt timely advises MBI that Mallinckrodt will exercise its rights under Section 6.01, Mallinckrodt shall have the right to acquire all or any portion of the necessary amount of the MBI Securities to maintain Mallinckrodt's Pre-Offering Percentage at the price specified in the private offering agreement entered into between
MBI and the purchaser.   Closing shall be in accordance with the terms
of the private offering agreement, and Mallinckrodt shall make such investment representations to MBI and shall provide MBI with such other documentation at closing as is reasonably required by MBI to comply with applicable securities laws.

         6.03 Public Offering. With respect to a public offering, MBI shall notify Mallinckrodt no later than five (5) business days after MBI has entered into a letter of intent with its underwriters, and shall provide Mallinckrodt with a copy of the letter of intent. Mallinckrodt shall have twenty (20) business days from the date of receipt of MBI's notice in which to advise MBI whether Mallinckrodt elects to exercise its rights under Section 6.01. If Mallinckrodt does not respond or if Mallinckrodt indicates that it will not exercise its rights, Mallinckrodt shall be considered irrevocably to have waived its rights under Section 6.01 with respect to the public offering. If Mallinckrodt timely advises MBI that Mallinckrodt desires to retain its rights under Section 6.01, then when MBI files a registration statement containing a preliminary prospectus with the Commission. MBI shall provide Mallinckrodt with copies of the preliminary prospectus and all subsequent amendments. Mallinckrodt shall have twenty (20) business days from its receipt of the preliminary prospectus in which to exercise its rights under Section
6.01 by making an offer to acquire all or any portion of the necessary amount of MBI Securities to maintain Mallinckrodt's Pre-Offering Percentage based on the price and the other terms contained in the final prospectus. No such offer to buy shall be accepted prior to the time that the registration statement becomes effective. The registration statement shall indicate that Mallinckrodt has anti-dilution rights to purchase MBI Securities on the terms offered to the public.

         6.04 Stock Options. With respect to the issuance of MBI Securities pursuant to a MBI stock option plan, MBI shall notify Mallinckrodt no later than twenty (20) business days after each anniversary date of this Agreement and within twenty (20) business days of the record date for a shareholder meeting and for dividend payments for MBI Securities of the number of shares and issuance price of MBI Securities issued pursuant to MBI's stock option plans subsequent to the last notice given pursuant to this Section 6.04, or if none, during the preceding twelve month (12) month period. Mallinckrodt shall have twenty (20) business days from the date of receipt of MBI's notice in which to advise MBI whether Mallinckrodt elects to exercise its rights under Section 6.01. If Mallinckrodt does not respond, or if Mallinckrodt indicates that it will not exercise its rights, Mallinckrodt shall be considered irrevocably to have waived its rights under Section 6.01 with respect to such issuance of MBI Securities. If Mallinckrodt timely advises MBI that Mallinckrodt will exercise its rights, Mallinckrodt shall have the right to acquire all or any portion of the necessary amount of the MBI Securities to maintain Mallinckrodt's Pre-Offering Percentage at a price per share equal to the market price on the date Mallinckrodt advises MBI that it will exercise its rights to acquire additional MBI Securities. Closing shall be as soon as practicable after Mallinckrodt advises MBI that it will exercise its rights to acquire additional MBI Securities.

         6.05 Limitations. Notwithstanding the preceding provisions of this Article 6, MBI shall not be required to issue any fractional shares as a result of Mallinckrodt's exercise of its rights under
Section 6.01. MBI shall not be required to transfer any MBI Securities to Mallinckrodt under this Article 6, if to do so would result in the violation of any applicable law, rule or regulation.

         6.06 Limitations on Mallinckrodt's Ownership. Except for purchases of MBI Securities made in accordance with this Article 6, during the term of this Agreement neither Mallinckrodt nor any of its Affiliates shall directly or indirectly acquire any MBI Securities (except by way of stock dividends, stock splits, or similar events affecting holders of MBI Securities generally) if the effect of the acquisition would be to increase the aggregate voting power in the election of directors of all MBI Securities owned by Mallinckrodt and its Affiliates to more than fifteen percent (15%) of the total combined voting power of all MBI Securities then outstanding. Notwithstanding this limitation:

              (a) Mallinckrodt or any of its Affiliates may acquire MBI Securities if any of the following events occur:

                   (i) A tender or exchange offer is made by any person or 13D Group (other than an Affiliate of or person acting in concert with Mallinckrodt) to acquire MBI Securities that, if added to the MBI Securities already owned by that person or 13D Group, would represent more than fifteen percent (15%) of the total combined voting power of all MBI Securities issued and outstanding; or

                   (ii) There is public disclosure or Mallinckrodt otherwise learns that MBI Securities representing more than fifteen percent (15%) of the total combined voting power of all MBI Securities issued and outstanding have been acquired or are proposed to be acquired by any person or 13D Group; or

                   (iii) Any person or 13D Group shall beneficially own MBI Securities representing more than fifteen percent (15%) of the total combined voting power of all issued and outstanding MBI Securities.

              (b) Neither Mallinckrodt nor any of its Affiliates shall be required to dispose of any shares of MBI Securities if their aggregate percentage ownership is increased as a result of MBI's recapitalization or any other action taken by MBI.

As used herein, "13D Group" means any group of persons formed for the purpose of acquiring, holding, voting or disposing of securities that would be required under Section 13(d) of the Exchange Act and the related rules and regulations (as now in effect, and based on present legal interpretations) to file a statement on Schedule 13D or 13G with the Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if the group beneficially owned common stock representing more than five percent (5%) of the total combined voting power of all MBI Securities then issued and outstanding.

                              ARTICLE 7
                       RIGHTS OF FIRST REFUSAL
                       -----------------------

         7.01 General Limitation on Transfer. Except for sales under the Commission's Rule 144, Mallinckrodt shall not directly or indirectly offer for sale, or transfer any Common Stock which has not been registered under the Securities Act without offering MBI a right of first refusal as provided in this Article 7.

         7.02 Transfer Notice. Mallinckrodt shall give MBI notice of Mallinckrodt's intention (the "Transfer Notice"), specifying the number of shares of Common Stock proposed to be sold or transferred and the proposed price. The proposed price of a bona fide third party tender or exchange offer pursuant to Regulation 14D of the Exchange Act shall be considered the cash price offered in the case of a cash offer, or the cash price plus the value of the offered securities in the case of a partial cash and exchange offer or the value of the offered securities in an exchange offer, without regard to any provisions with respect to proration or any conditions to the offeror's obligation to purchase.

         7.03 Exercise by MBI. Except as qualified under Sections 7.04(b) and 7.04(c), MBI shall have fifteen (15) business days from the date of the Transfer Notice in which to exercise its right of first refusal, by written notice to Mallinckrodt, with respect to all or a portion of the Common Stock specified in the Transfer Notice. (In the case of a tender or exchange offer pursuant to Regulation 14D, however, MBI shall have until no later than twenty-four (24) hours prior to the latest time by which Common Stock must be tendered in order to be accepted or to qualify for any proration.) The purchase price shall be the price specified in the Transfer Notice and shall be paid in cash.

         7.04 Procedures. Except where property or securities offered in exchange for Common Stock has a readily ascertainable fair market value, the following procedures shall be followed with respect to a Transfer Notice which includes any property other than cash:

              (a) The value of the offered securities or property shall be determined by MBI and Mallinckrodt jointly, or if they are unable to agree, the determination shall be made by a nationally or regionally recognized investment banking or consulting firm selected by two such firms respectively chosen by MBI and Mallinckrodt, and its determination shall be conclusive. MBI and Mallinckrodt shall use their best efforts to cause this determination to be made no later than fifteen (15) days after the date of the Transfer Notice, and MBI and Mallinckrodt shall each pay one-half of fees of the firm making the determination;

              (b) The period in which MBI may exercise its right of first refusal shall be extended to the date five (5) business days after the date that the value of the offered securities or property is determined as provided in subparagraph (a);

              (c) If MBI exercises its right of first refusal, the closing of its purchase of the Common Stock with respect to which it has exercised its right of first refusal shall take place within thirty (30) calendar days after the date that MBI gives notice of its exercise, or within twenty (20) calendar days after MBI has obtained any necessary government approval or nonobjection, if any, whichever is later. MBI shall make application for any necessary governmental approval as soon as practicable after exercising its right of first refusal; and

              (d) If MBI does not timely exercise its right of first refusal, Mallinckrodt shall be free during the ninety (90) days following the expiration of MBI's right of first refusal to sell the Common Stock specified in the Transfer Notice to the offeror identified in the notice at the price specified in the notice or at any greater price. MBI's right of first refusal shall survive with respect to any Common Stock that is not sold by Mallinckrodt.

         7.05 Survival.  MBI's right of first refusal granted under
Section 7.01 shall survive the term of this Agreement.

                              ARTICLE 8
                         REGISTRATION RIGHTS
                         -------------------

         8.01 MBI Registration. If at any time MBI proposes to register any of its common stock under the Securities Act in connection with the public offering of such securities on a form that would also permit the registration of the Registrable Shares, MBI shall, at such time, promptly give the Holders written notice of such determination. Upon the written request of any Holder given within 20 business days after receipt of any such notice by the Holder, MBI shall use its best efforts to cause to be registered under the Securities Act all of the Registrable Shares that each such Holder has requested be registered.

    If the registration of which MBI gives notice is for a registered public offering involving an underwriting, then MBI shall so advise the Holders as a part of such written notice. In such event, the right of any Holder to registration pursuant to this Section 8.01 shall be conditioned upon such Holder's agreeing to participate in such underwriting and the inclusion of such Holder's Registrable Shares in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with MBI and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form, and upon the terms agreed upon between MBI and the underwriter, with the underwriter selected for such underwriting by MBI. Notwithstanding any other provision of this
Section 8.01, if the underwriter reasonably determines that inclusion of such shares will jeopardize the success of the offering, then the underwriter may exclude some or all Registrable Shares from such registration and underwriting in accordance with the provisions of this Section 8.01. MBI shall so advise all Holders and the other holders distributing their securities through such underwriting, and the number of Registrable Shares and other securities that may be included in the registration and underwriting shall be allocated among the Holders and the other holders (excluding MBI), in proportion, as nearly as practicable, to the respective amounts of securities proposed for inclusion in such registration by MBI, each such Holder and other holders at the time of filing the Registration Statement; provided, however, in no event shall the number of Registrable Shares included in the offering be reduced below 25% of the number of shares of MBI common stock that Mallinckrodt requests MBI to include in the offering. If any Holder or other holder disapproves of the terms of any such underwriting, then he may elect to withdraw therefrom by written notice to MBI and the underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. Subject to the foregoing, MBI and the underwriter selected by MBI shall make all determinations with respect to the timing, pricing and other matters relating to the offering.

         8.02 Obligations of MBI.  Whenever required under Section
8.01 that MBI use its best efforts to effect the registration of any Registrable Shares, MBI shall, as expeditiously as possible:

              (a)  Prepare and file with the Commission a
Registration Statement with respect to such Registrable Shares and use its best efforts to cause such Registration Statement to become and remain effective;

              (b) Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

              (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them;

              (d) Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the Registration Statement, provided that MBI shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service or process in any such states or jurisdictions. The Holders shall pay all of the expenses of qualifying in jurisdictions where MBI's underwriters have not requested qualification; and

              (e) Furnish, at the request of the Holders on the date that such Registrable Shares are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Shares are not being sold through underwriters, on the date the Registration Statement with respect to such Registrable Shares becomes effective
(1) an opinion dated such date, of independent counsel representing MBI for the purposes of such registration, addressed to the underwriters, if any, and to the Holders stating that such Registration Statement has become effective under the Securities Act and covering substantially the same matters with respect to the Registration Statement (and the prospectus included therein) as are customarily covered (at the time of such registration) in the opinions of issuer's counsel delivered to underwriters in connection with underwritten public offerings of securities; and (2) a letter dated such date from the independent certified public accountants of MBI, addressed to the underwriters, if any, and the Holders, stating that they are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants, the financial statements and other financial data of the corporation included in the Registration Statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act. Such opinion of counsel shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as the Holders may reasonably request. Such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five business days prior to the day of such letter) with respect to the registration in respect of which such letter is being given as Holders may reasonably request.

         8.03 Holders' Obligation to Furnish Information. It shall be a condition precedent to the obligation of MBI to take any action pursuant to this Article 8 that the Holders shall furnish to MBI such information regarding them, the Registrable Shares held by them and the intended method of disposition of such securities as MBI shall reasonably request and as shall be required in connection with the action to be taken by MBI.

         8.04 Expenses of Registration. All expenses incurred in connection with all registrations pursuant to Section 8.01 (excluding underwriters, discounts and commissions), including without limitation all registration and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for MBI shall be borne by MBI.

         8.05 Indemnification. In the event any Registrable Shares are included in a Registration Statement under this Article 8:

              (a) To the extent permitted by law, MBI shall indemnify and hold harmless each Holder requesting or joining in a registration, and each person, if any, who controls such Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such person may become subject under the Securities Act, the Exchange Act, state securities laws (including reasonable counsel fees), or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or arise out of any violation by MBI of any rule or regulation promulgated under the Securities Act applicable to MBI and relating to any action or inaction required of MBI in connection with any such registration; and MBI will reimburse each such Holder, such underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8.05 shall not apply to any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such Registration Statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder or controlling person;

              (b) To the extent permitted by law, each Holder requesting or joining in a registration will indemnify and hold harmless MBI, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls MBI within the meaning of the Securities Act, and each agent and any underwriter for MBI within the meaning of the Securities Act) against any losses, claims, damages or liabilities (including reasonable counsel fees), to which MBI or any such director, officer, controlling person, agent, or underwriter may become subject, under the Securities Act, the Exchange Act, state securities laws or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise from or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary or final prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by MBI or any such director, officer, controlling person, agent, or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; and

              (c) Promptly after receipt by an indemnified party under this Section 8.05 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8.05 notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8.05, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this Section 8.05.

         8.06 Reports Under Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of MBI to the public without registration, MBI agrees to use its best efforts to:

              (a) file with the Commission in a timely manner all reports and other documents required of MBI under the Securities Act and the Exchange Act; and

              (b) furnish to any Holder so long as such Holder owns any Registrable Shares upon request at any time a written statement by MBI that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of MBI, and such other reports and documents so filed by MBI as may be reasonably requested in availing any Holder of any rule or regulation of the Commission permitting the selling of any such securities without registration.

         8.07 Certain Limitations in Connection with Future Grants of Registration Rights; Priority with Other Shares Entitled to
Registration Rights. MBI shall not enter into any agreement with any holder or prospective holder of any securities of MBI providing for the granting to such holder of registration rights unless such agreement:

              (a) includes the equivalent of this Section 8.07 as a term; and

              (b) includes a provision that, in the case of a public offering involving an underwritten registered offering, protects the Holders if marketing factors require a limitation on the number of securities to be included in the underwriting in the manner in which the Holders are protected under Section 8.01.

                              ARTICLE 9
                   REPRESENTATIONS OF MALLINCKRODT
                   --------------------------------

    To induce MBI to sell the Common Stock described in Article 2, Mallinckrodt represents and warrants to MBI as follows:

         9.01 Investment Purpose. Mallinckrodt is acquiring the Common Stock issued pursuant to this Agreement for purposes of investment and not with a view to the sale or other distribution thereof as such terms are defined in the Securities Act, as amended, and the regulations of the Commission promulgated thereunder.

         9.02 Authorization and Binding Effect. The execution and delivery of this Agreement and the performance by Mallinckrodt of its obligations hereunder are within Mallinckrodt's corporate power, have been duly authorized by proper corporate action on the part of Mallinckrodt, are not in violation of, or default under any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the Certificate of Incorporation or By-Laws of Mallinckrodt or the terms of any agreement, restriction or undertaking to which Mallinckrodt is a party or by which it is bound, and do not require the approval or consent of the shareholders of Mallinckrodt, any governmental body, agency or authority or any other person or entity.

         9.03 Brokers. This Agreement was not induced or procured through any person, firm or corporation acting as a broker or finder for Mallinckrodt. Mallinckrodt agrees to hold MBI harmless from any lose, damage, cost or expense resulting from any claim by any person, firm or corporation based upon any such person, firm or corporation having acted as a broker or finder for Mallinckrodt or any other Person in connection with the transaction contemplated by this Agreement.

                              ARTICLE 10
                             MISCELLANEOUS
                             -------------

         10.01 Survival of Representations and Warranties. MBI's representations and warranties contained in Article 3 hereof shall survive the Closing for a period of 2 years after the Launch Date (as defined in the Distribution Agreement), provided, however, MBI's representations and warranties contained in Sections 3.02 and 3.14 shall survive indefinitely.

         10.02  Intentionally Left Blank.

         10.03 Assignment. This Agreement shall be assignable by either party only with the written consent of the other party, except that either party may assign this Agreement, without such consent, to the purchaser of all its assets, or of all the assets of its business to which this Agreement or the Distribution Agreement relates, and Mallinckrodt may assign this Agreement or its rights hereunder to any Affiliate.

         10.04 Notice. All notices, communications, demands and payments required or permitted to be given or made hereunder or pursuant hereto shall be effective upon receipt or upon mailing by certified or registered mail, postage prepaid, and addressed as follows:

    If to Mallinckrodt:

              Mallinckrodt, Inc.
              675 McDonnell Blvd.
              St. Louis, Missouri 63134
              Attention:  Vice President-Diagnostic Division

              with a copy to

              Mallinckrodt, Inc.
              675 McDonnell Blvd.
              St. Louis, Missouri 63134
              Attention:  Vice President-Legal Affairs

    If to MBI:

              Molecular Biosystems, Inc.
              10030 Barnes Canyon Road
              San Diego, California 92121
              Attention:  Vincent A. Frank, President

              with a copy to:

              Craig P. Colmar, Esq.
              Johnson and Colmar
              Suite 1000
              75 East Wacker Drive
              Chicago, Illinois 60601

    Either party may change the address designated by notifying the other party in writing.

         10.05 Governing Law. This Agreement is deemed to have been entered into in the State of Missouri, and its interpretation, construction, and the remedies for its enforcement or breach are to be applied pursuant to and in accordance with the laws of the State of Missouri.

         10.06 Validity of Agreement. If any provision of this Agreement is, becomes, or is deemed invalid or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to applicable law so as to be valid, legal and enforceable in such jurisdiction so deeming. The validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction. if such provision cannot be so amended without materially altering the intention of the parties, it shall be stricken in the jurisdiction so deeming, and the remainder of this Agreement shall remain in full force and effect.

         10.07 Waiver. No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement.

         10.08 Entire Agreement. This Investment Agreement, together with the Distribution Agreement, set forth and constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any and all prior agreements, understandings, promises and representations made by either party to the other concerning the subject matter hereof and the terms applicable hereto.

         10.09 Headings and References; Incorporation of Exhibits. The headings contained in this Agreement are inserted for convenience of reference only and shall not be a part, control or affect the meaning hereof. All references herein to Articles and Sections are to the Articles and Sections of this Agreement. All references herein to Appendices are to the Appendices hereto, each of which shall be incorporated into and deemed a part of this Agreement.

         10.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.


    IN WITNESS WHEREOF, the parties hereunto have executed this Agreement as to be effective as of the date first written above.

                        MALLINCKRODT, INC.


                        By:  /s/ C.R. Holman
                            -------------------------------------

                        Name:  C.R. Holman
                              -----------------------------------

                        Title:  Group Vice President
                               ----------------------------------


                        MOLECULAR BIOSYSTEMS, INC.


                        By:  /s/ Kenneth J. Widder
                            -------------------------------------

                        Name:  Kenneth J. Widder, M.D.
                              -----------------------------------
                        Title:  Chairman of the Board
                               ----------------------------------